EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Extraction Oil & Gas, Inc. of our report dated March 12, 2020 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Extraction Oil & Gas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
January 20, 2021